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                                                               Exhibit 10(lxxix)

                                 AMENDMENT NO. 1
                                     TO THE
                      NACCO MATERIALS HANDLING GROUP, INC.
                              UNFUNDED BENEFIT PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1999)

         NACCO Materials Handling Group, Inc. adopts this Amendment No. 1 to the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan (As Amended and Restated Effective January 1, 1999) (the "Plan"), effective as of June 5, 1999. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                                    SECTION 1

         Section 2.7 of the Plan is hereby amended in its entirety to read as follows:

         "SECTION 2.7. Compensation shall have the same meaning as under the Profit Sharing Plan, except that (a) Compensation shall be deemed to include (i) the amount of compensation deferred by the Participant under this Plan, excluding, however, LTIP Deferral Benefits and (ii) amounts in excess of the limitation imposed by Code Section 401(a)(17) and (b) Compensation shall be deemed to exclude cash compensation which is paid for special perquisites, such as country club dues and company plane allowances. Notwithstanding the foregoing, cash allowances in lieu of general perquisites that are paid to substantially all Participants shall be included in the definition of Compensation hereunder."

                                    SECTION 2

         Section 5.4(a) of the Plan is hereby amended in its entirety to read as follows:

         "(a) The NACCO Industries, Inc. Benefits Committee (the "Committee") may change (but not suspend) the earnings rate credited on Accounts under the Plan at any time upon at least 30 days advance notice to Participants."

                                    SECTION 3

         Section 10.6(a) of the Plan is hereby amended by deleting the phrase "the Committee" and replacing it with the phrase "the Company" each time it appears therein.

                                               NACCO MATERIALS HANDLING
                                               GROUP, INC.



                                               By:/s/  Charles A. Bittenbender
                                                  ------------------------------
Date: June 5, 1999                                   Title:  Assistant Secretary
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